UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 28, 2024

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2024, BuzzFeed, Inc. (“BuzzFeed” or the “Company”) entered into a third supplemental indenture (the “Third Supplemental Indenture”) with Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), amending and supplementing the indenture (the “Base Indenture”), dated as of December 3, 2021, between 890 5th Avenue Partners, Inc. (the predecessor to the Company), as issuer, and the Trustee, as previously supplemented by that certain First Supplemental Indenture (the “First Supplemental Indenture”), dated as of July 10, 2023 and that certain Second Supplemental Indenture (the “Second Supplemental Indenture”, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), dated as of February 28, 2024, providing for the issuance of the Company’s 8.50% Convertible Senior Notes due 2026 (the “Notes”). Defined terms used herein and not defined shall have the meaning set forth in the Indenture.

The Third Supplemental Indenture gives effect to the consents set forth in the Company’s Consent Solicitation Statement, dated as of October 21, 2024, and amended certain terms and provisions of the Indenture.

The Third Supplemental Indenture amended Section 15.01 of the Indenture to provide: (1) if any Holder delivers an Optional Repurchase Notice to the Company on November 22, 2024, such Holder shall have the right to require the Company to repurchase such Holder's Notes for cash on December 3, 2024 and the Repurchase Date for purposes of Section 15.01 of the Indenture shall be December 3, 2024, (2) if any Holder delivers an Optional Repurchase Notice to the Company after November 22, 2024, such Holder shall have the right to require the Company to repurchase such Holder's Notes for cash on the date that is five Business Days following the date of delivery of the Optional Repurchase Notice and the Repurchase Date for purposes of Section 15.01 of the Indenture shall be five Business Days following the date of delivery of such Optional Repurchase Notice (provided that in no event shall the Repurchase Date be earlier than December 3, 2024), and (3) beneficial holders of the Notes may exercise the foregoing rights with respect to the Notes beneficially owned thereby by delivering to the Company (i) an Optional Repurchase Notice and (ii) reasonable evidence of such beneficial ownership (which may include time-stamped broker statements).

The foregoing description of the Third Supplemental Indenture is qualified in its entirety by reference to the full text of the Third Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Third Supplemental Indenture, dated October 28, 2024, between BuzzFeed, Inc. and Wilmington Savings Fund Society, FSB, as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	10/31/2024
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer